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                                           [Draft--June 12, 1996]



          DEPOSIT AGREEMENT dated as of         , 1996,
among SALOMON INC, a corporation duly organized and existing under the laws of the State of Delaware, FIRST CHICAGO TRUST COMPANY OF NEW YORK, a trust company existing under the laws of the State of New York and the holders from time to time of the Depositary Receipts described herein.

          WHEREAS it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of % Cumulative Preferred Stock, Series F, without par value, of SALOMON INC with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Receipts (as hereinafter defined) evidencing Depositary Shares in respect of the Stock (as hereinafter defined) so deposited;

          NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                          ARTICLE I

                         Definitions

          The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Depositary Receipts:

          "Certificate of Designations" shall mean the Certificate of Designations filed with the Secretary of State of Delaware establishing the Stock as a series of preferred stock of the Company.

          "Certificate of Incorporation" shall mean the Certificate of Incorporation, as amended from time to time, of the Company.

          "Company" shall mean Salomon Inc, a Delaware corporation having its principal office at Seven World Trade
Center, New York, New York 10048, and its successors.

          "Deposit Agreement" shall mean this Deposit
Agreement, as amended or supplemented from time to time.

          "Depositary" shall mean FIRST CHICAGO TRUST
COMPANY OF NEW YORK, a trust company existing under the laws of the State of New York, and any successor as Depositary hereunder.

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          "Depositary Receipt" shall mean one of the
depositary receipts issued hereunder, whether in definitive or temporary form.

          "Depositary Shares" shall mean Depositary Shares, each representing a one-twentieth interest in a share of Stock and evidenced by a Depositary Receipt.

          "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.06.

          "Depositary's Office" shall mean the principal office of the Depositary in New York City, at which at any particular time its depositary receipt business shall be administered.

          "record holder" as applied with respect to a Depositary Receipt shall mean the person in whose name a Depositary Receipt is registered on the books of the Depositary maintained for such purpose.

          "Registrar" shall mean any bank or trust company which shall be appointed to register ownership and transfers of Depositary Receipts as herein provided.

          "Stock" shall mean shares of the Company's %
Cumulative Preferred Stock, Series F, without par value.


                         ARTICLE II

  Form of Depositary Receipts, Deposit of Stock, Execution
     and Delivery, Transfer, Surrender and Redemption of
                     Depositary Receipts

          SECTION 2.01. Form and Transfer of Depositary Receipts. Definitive Depositary Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Depositary Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.02, shall execute and deliver temporary Depositary Receipts which shall be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Depositary Receipts in lieu of which they are issued and

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with such appropriate insertions, omissions, substitutions
and other variations as the persons executing such Depositary Receipts may determine, as evidenced by their execution of such Depositary Receipts. If temporary Depositary Receipts are issued, the Company and the Depositary will cause definitive Depositary Receipts to be prepared without unreasonable delay. After the preparation of definitive Depositary Receipts, the temporary Depositary Receipts shall be exchangeable for definitive Depositary Receipts upon surrender of the temporary Depositary Receipts at the Depositary's office, or such other office as the Depositary may designate, without charge to the holder. Upon surrender for cancelation of any one or more temporary Depositary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Depositary Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Depositary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Depositary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Depositary Receipts.

          Depositary Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Depositary Receipts (other than the Depositary) shall have been appointed and such Depositary Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Depositary Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Depositary Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Depositary Receipt so signed and delivered as hereinafter provided.

          Depositary Receipts shall be in denominations of any number of whole Depositary Shares.

          Depositary Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit

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Agreement as may be required by the Depositary or required
to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary
Shares or the Depositary Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Depositary Receipts are subject.

          Title to Depositary Shares evidenced by a Depositary Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Depositary Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

          SECTION 2.02. Deposit of Stock; Execution and
Delivery of Depositary Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Depositary Receipt or Receipts for the number of Depositary Shares representing interests in such deposited
Stock.

          Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

          Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other

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documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Depositary Receipt for the number of Depositary Shares relating to the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Depositary Receipt at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. However, in each case, such delivery will be made only upon payment to the Depositary of all taxes and governmental charges and fees payable by the depositor, as provided in Section 5.07. The Company shall deliver to the Despositary from time to time such quantities of Depositary Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

          SECTION 2.03. Redemption of Stock. Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate of Incorporation and the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 nor more than 60 days' notice of the date of such proposed redemption of Stock. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed, plus any accrued and unpaid dividends thereon, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed, first-class postage prepaid, not less than 20 and not more than 50 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date") to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemptions to the other holders. Each such notice shall state: (i) the

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Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed;
(iii) the redemption price of $25.00 per Depositary Share plus accrued but unpaid dividends thereon to the Redemption Date; (iv) the place or places where Depositary Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accumulate at the close of business on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary to be equitable.

          Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the shares of Stock so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Depositary Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-twentieth of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

          If less than all the Depositary Shares evidenced by a Depositary Receipt are called for redemption, the Depositary will deliver to the holder of such Depositary
Receipt upon its surrender to the Depositary, together with the redemption payment, a new Depositary Receipt evidencing the Depositary Shares evidenced by such prior Depositary
Receipt and not called for redemption.

          SECTION 2.04. Registration of Transfer of
Depositary Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Depositary Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Depositary shall execute a new Depositary Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Depositary Receipt or Receipts surrendered and deliver such new Depositary Receipt or Receipts to or upon the order of the person entitled thereto.

          SECTION 2.05. Split-ups and Combinations of
Depositary Receipts; Surrender of Depositary Receipts and
Withdrawal of Stock. Upon surrender of a Depositary Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Depositary Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Depositary Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Depositary Receipt or Receipts surrendered; provided, however, the Depositary shall not issue any receipts evidencing a fractional depositary share.

          Any holder of a Depositary Receipt or Receipts representing any number of whole shares of Stock may withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Depositary Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Depositary Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If a Depositary Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Depositary Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and the money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, properly endorsed or accompanied by proper instruments of transfer.

          If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Depositary Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Depositary Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

          Delivery of the Stock and the money and other property, if any, represented by Depositary Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Depositary
Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

          SECTION 2.06. Limitations on Execution and
Delivery, Transfer, Surrender and Exchange of Depositary Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Depositary Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Depositary Receipt pursuant to Section 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

          The deposit of Stock may be refused, the delivery of Depositary Receipts against Stock may be suspended, the registration of transfer of Depositary Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Depositary Receipts may be suspended
(i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

          SECTION 2.07. Lost Depositary Receipts. etc. In case any Depositary Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Depositary Receipt of like form and tenor in exchange and substitution for such mutilated Depositary Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Depositary Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Depositary Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it.

          SECTION 2.08. Cancelation and Destruction of
Surrendered Depositary Receipts. All Depositary Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary.

          SECTION 2.09. Withdrawal of Stock. Upon surrender of Depositary Receipts at the principal office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby shall be entitled to delivery of whole shares of Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Stock shall not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be withdrawn, the Depositary shall deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Stock thus withdrawn shall not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.


                         ARTICLE III

             Certain Obligations of the Holders
           of Depositary Receipts and the Company

          SECTION 3.01. Filing Proofs, Certificates and Other Information. Any holder of a Depositary Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Depositary Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Depositary Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

          SECTION 3.02. Payment of Taxes or Other
Governmental Charges. Holders of Depositary Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Depositary Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Depositary Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Stock or other property represented by the Depositary Shares evidenced by such Depositary Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Depositary Receipt remaining liable for any deficiency.

          SECTION 3.03. Warranty as to Stock. The Company hereby represents and warrants that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Depositary Receipts.


                         ARTICLE IV

              The Deposited Securities; Notices

          SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Depositary Receipts on the record date fixed pursuant to
Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, or as otherwise required by law, regulation, or court order, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, to each holder of Depositary Shares, with respect to the aggregate number of Depositary Shares held by such holder, only such amount, however, as can be distributed without distributing to such holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

          SECTION 4.02. Distributions Other than Cash.
Whenever the Depositary shall receive any distribution other than cash on Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Depositary Receipts on the record date fixed pursuant to
Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if, for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) or as otherwise required by law, regulation or court order, the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Depositary Receipts as provided by Section 4.01 in the case of a distribution received in cash.

          SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Depositary Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Depositary Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Depositary Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sales shall be distributed by the Depositary to the record holders of Depositary Receipts entitled thereto as provided by Section
4.01 in the case of a distribution received in cash.

          If registration under the Securities Act of 1933, as amended, of the securities to which any rights, preferences or privileges relate is required in order for holders of Depositary Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Depositary Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until it receives notice from the Company that such a registration statement shall have become effective or the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

          If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Depositary Receipts, the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

          SECTION 4.04. Notice of Dividends, etc.; Fixing of Record Date for Holders of Depositary Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or (b) any election on the part of the Company to redeem any Shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Depositary Receipts who shall be entitled hereunder to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or redemption of Stock.

          SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and
(ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock underlying their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Depositary Receipts on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock underlying the Depositary Shares evidenced by all Depositary Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Depositary Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Depositary Receipts) to the extent of the Stock underlying the Depositary Shares evidenced by such Depositary Receipt.

          SECTION 4.06. Changes Affecting Deposited
Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all the Company's assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Depositary Receipts, or may call for the surrender of all outstanding Depositary Receipts to be exchanged for new Depositary Receipts specifically describing such new deposited securities.

          Anything to the contrary herein notwithstanding, holders of Depositary Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation to surrender such Depositary Receipts to the Depositary with instructions to convert, exchange or surrender the shares of Stock attributable thereto into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Depositary Receipts was converted or for which such Stock was exchanged or surrendered after giving effect to such transaction.

          SECTION 4.07. Inspection of Reports. The
Depositary shall make available for inspection by holders of Depositary Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Stock.

          SECTION 4.08. List of Depositary Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Stock of all persons in whose names Depositary Receipts are registered on the books of the Depositary or Registrar, as the case may be.


                          ARTICLE V

          The Depositary, the Depositary's Agents, the Registrar and the Company

          SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain, at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Depositary Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Depositary Receipts, all in accordance with the provisions of this Deposit Agreement.

          The Depositary shall keep books at the
Depositary's Office for the registration and registration of transfer of Depositary Receipts, which books at all reasonable times shall be open for inspection by the record holders of Depositary Receipts; provided, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Depositary Receipts.

          The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

          If the Depositary Receipts or the Depositary
Shares evidenced thereby or the Stock underlying such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary may, with the approval of the Company, appoint a Registrar for registration of such Depositary Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Depositary Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Depositary Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

          SECTION 5.02. Prevention of or Delay in
Performance by the Depositary, the Depositary Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Depositary Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Certificate of Incorporation (including the Certificate of Designations) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Depositary Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

          SECTION 5.03. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Depositary Receipts other than for its negligence or willful misconduct.

          Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the

Depositary Shares or the Depositary Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

          Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Depositary Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote, as long as any such action or inaction is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence or bad faith. The Depositary, the Depositary's Agents and any Registrar may own and deal in any class of securities of the Company or its affiliates and in Depositary Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

          It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

          Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares, the Depositary Receipts (except to counter signature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however that the Depositary is responsible for its representations in this Deposit Agreement.

          The Depositary assumes no responsibility for the correctness of the description that appears in the Depositary Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Depositary Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary shares, as to the validity or sufficiency of the Depositary Receipts, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Depositary Receipts in and as to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Depositary Receipts or the proceeds thereof.

          SECTION 5.04. Resignation and Removal of the
Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          In case the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Depositary Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Depositary Receipts.

          Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Depositary Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

          SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Depositary Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Depositary Receipts are listed or by the Certificate of Incorporation (including the Certificate of Designations) to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense, and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the holders of Depositary Receipts (at the Company's expense) such other documents as may be requested by the Company.

          SECTION 5.06. Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Depositary Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence or bad faith on the respective parts of any such person or persons, or (b) by the Company or any of its agents (other than the Depositary, the Depositary's Agents, the Registrar, if any, or any of their agents), or (ii) the offer, sale or registration of the Depositary Receipts or the Stock pursuant to the provisions hereof.

          SECTION 5.07. Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares and any redemption of the Stock. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Depositary Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.


                         ARTICLE VI

                 Amendment and Termination

          SECTION 6.01. Amendment. The form of the
Depositary Receipts evidencing the Depositary Shares and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Depositary Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.05 and 2.06 hereof, of any owner of any Depositary Shares to surrender the Depositary Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

          SECTION 6.02. Termination. This Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to
Section 4.01 or 4.02, as applicable.

          Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.07.


                         ARTICLE VII

                        Miscellaneous

          SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together, shall constitute one and the same instrument.

          SECTION 7.02. Exclusive Benefit of Parties. This
Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          SECTION 7.03 Successors and Assigns. All covenants and agreements in this Deposit Agreement and the Depositary
Shares issued by the Company shall bind its successors and assigns, whether so expressed.

          SECTION 7.04. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit
Agreement or in the Depositary Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          SECTION 7.05. Notices. Any and all notices to be given to the Company hereunder or under the Depositary
Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed to the Company at Seven World Trade Center, New York, New York
10048, to the attention of the Secretary, or at any other address of which the Company shall have notified the Depositary in writing.

          Any and all notices to be given to the Depositary hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, at 525 Washington Boulevard, Jersey City, New Jersey 07303, or at any other address of which the Depositary shall have notified the Company in writing.

          Any and all notices to be given to any record holder of a Depositary Receipt hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Depositary Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

          SECTION 7.06. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

          SECTION 7.07. Holders of Depositary Receipts Are Parties. The holders of Depositary Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Depositary Receipts by acceptance of delivery thereof.

          SECTION 7.08. Governing Law. THIS DEPOSIT
AGREEMENT AND THE DEPOSITARY RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 7.09. Inspection of Deposit Agreement.
Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Depositary Receipt.

          SECTION 7.10. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Depositary Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Depositary Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Depositary Receipts.

          SECTION 7.11. Separability Clause. In case any provision in this Deposit Agreement or in the Depositary
Shares shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.


          IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Depositary Receipts shall become parties hereto by and upon acceptance by them of delivery of Depositary Receipts issued in accordance with the terms hereof.


                                   SALOMON INC



                                   By____________________________
                                     Authorized Officer



                                   FIRST CHICAGO TRUST
                                   COMPANY OF NEW YORK


                                   By____________________________
                                     Authorized Officer

                              DEPOSITARY RECEIPT
                                      FOR
                              DEPOSITARY SHARES,
                   EACH REPRESENTING A ONE-TWENTIETH (1/20)
                    INTEREST IN A SHARE OF     % CUMULATIVE
                           PREFERRED STOCK, SERIES F
                              (WITHOUT PAR VALUE)
                                      OF
                                  SALOMON INC
            (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

NUMBER

DR_______________

                               DEPOSITARY SHARES

                               _________________

          (EACH DEPOSITARY SHARE REPRESENTS A ONE-TWENTIETH INTEREST
                IN A SHARE OF     % CUMULATIVE PREFERRED STOCK,
                         SERIES F (WITHOUT PAR VALUE))

                               CUSIP __________

1. First Chicago Trust Company of New York, a corporation duly organized and existing under the laws of the State of New York, as Depositary (the "Depositary"), hereby certifies that ___________________________________________
IS THE REGISTERED OWNER OF ________________ DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing a one-twentieth (1/20) interest in
a share of    % Cumulative Preferred Stock, Series F, without par value (the
"Preferred Stock"), of Salomon Inc, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"). Subject to the terms of the Deposit Agreement (as defined below), each owner of a Depositary Share is entitled, proportionately, through the Depositary, to all the rights and preferences of the Preferred Stock relating thereto, including dividend, voting, redemption and liquidation rights contained in the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the certificate of designations filed with the Secretary of State of the State of Delaware establishing the Preferred Stock as a series of preferred stock of the Company and setting forth the number, terms, powers, designations, rights, preferences, qualifications, restrictions and limitations of the Preferred Stock (the "Certificate of Designations").

     2. The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth
in the Deposit Agreement, dated as of            , 1996 (the "Deposit
Agreement"), among the Company, the Depositary and the holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary and the Company in respect of the Preferred Stock deposited, and any and all other property and cash deposited from time to time, thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all capitalized terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

     3. Redemption. Whenever the Company shall elect to redeem shares of Preferred Stock in accordance with the provisions of the Certificate of Incorporation and the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 nor more than 60 days' notice of the date of such proposed redemption of Preferred Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Preferred Stock to be redeemed, first-class postage prepaid, not less than 20 and not more than 50 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "Redemption Date") to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed. Each such notice shall state: (a) the Redemption Date; (b) the number of Depositary Shares to be redeemed; (c) the redemption price (which shall include full cumulative dividends thereon to the Redemption Date); (d) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (e) that dividends in respect of the Preferred Stock underlying the Depositary Shares to be redeemed will cease to accumulate at the close of business on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary to be equitable. Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it on such date), all dividends in respect of the shares of Preferred Stock so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-twentieth of the redemption price per share paid in respect of the shares of Preferred Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Preferred Stock to be so redeemed and have not theretofore been paid.

    4. Transfer, Split-ups, Combinations. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, subject to the terms and conditions of the Deposit Agreement evidencing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered.

     5. Surrender of Receipts and Withdrawal of Preferred Stock. The holder of this Receipt, if this Receipt (together with any other Receipts surrendered by such holder) represents any number of whole shares of Preferred Stock, may withdraw the Preferred Stock and all money and other property, if any, represented hereby by surrendering this Receipt (and such other Receipts) at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. If a Receipt delivered by the holder to a Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to the provisions of the Deposit Agreement) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Preferred Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer.

     If the Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of this Receipt or such other Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that this Receipt or such other Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

     6. Suspension of Delivery, Transfer, etc. The transfer or surrender of this Receipt may be suspended during any period when the register of stockholders of the Company is closed or if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary or the Company at any time or from time to time because of any requirement of law of any government or governmental body or commission, or under any provision of the Deposit Agreement.

     7. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof, subject to certain exceptions in the Deposit Agreement. Transfer of this Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Preferred Stock or other property represented by this Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of this Receipt remaining liable for any deficiency.

     8. Warranty by the Company. The Company has represented and warranted that the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable.

     9. Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. A holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.05 and 2.06 of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the number of whole shares of the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

DATED:

FIRST CHICAGO TRUST COMPANY OF NEW YORK
  DEPOSITARY, TRANSFER AGENT AND REGISTRAR

BY _______________________________________
                        AUTHORIZED OFFICER

FURTHER CONDITIONS AND AGREEMENTS FORMING PART OF THIS RECEIPT APPEAR ON THE REVERSE SIDE

     10. Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements and all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares and any redemption of the Preferred Stock at the option of the Company. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares.

     11. Title to Receipts. This Receipt (and the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

     12. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Preferred Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the Receipt holders as nearly as practicable in proportion to the number of Depositary Shares evidenced by the Receipts held by them; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. Other distributions received on the Preferred Stock may be distributed to holders of Receipts as provided in the Deposit Agreement.

     13. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice or (b) any election on the part of the Company to redeem any shares of Preferred Stock, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Preferred Stock), for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or redemption of Preferred Stock.

     14. Voting Rights. Upon receipt of notice of any meeting at which holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and
(ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock relating to their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, In accordance with the instructions set forth in such request, the maximum number of whole shares of Preferred Stock underlying the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Preferred Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Preferred Stock underlying the Depositary Shares evidenced by such Receipt.

     15. Changes Affecting Deposited Securities. Upon any change in par or stated value, split-up, combination or any other reclassification of the Preferred Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments in (a) the fraction of an interest in one share of Preferred Stock underlying one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Preferred Stock, in each case as may be necessary fully to reflect the effect of such change in par or stated value, split-up, combination or other reclassification of Preferred Stock or such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion or in respect of the Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Preferred Stock. In any such case, the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or it may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein or in the Deposit Agreement notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger, amalgamation, consolidation or sale to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Preferred Stock represented by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

     16. Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law or regulation thereunder of the United States of America or any other governmental authority or, in the case of the Depositary, the Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Certificate of Incorporation (including the Certificate of Designations) or by reason of any act of God or war or other circumstance beyond their control, the Depositary, the Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement except, in the case of any exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

     17. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than for its negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, and Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Preferred Stock or for the manner or effect of any such vote, as long as any such action or nonaction is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or any Registrar. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence or bad faith. The Depositary, the Depositary's Agents and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

     18. Resignation and Removal of Depositary. The Depositary may at any time
(i) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (ii) be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, all as provided in the Deposit Agreement.

     19. Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed or (ii) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar with respect to indemnification, charges and expenses, in either case in accordance with the terms of the Deposit Agreement.

     20. Governing Law. THIS RECEIPT AND THE DEPOSIT AGREEMENT AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been authenticated, manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and, if authenticated by facsimile signature of the Depositary shall have been countersigned manually by such Registrar by the signature of a duly authorized officer.

     A COPY OF THE DEPOSIT AGREEMENT AND A FULL STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, INTERESTS, PREFERENCES AND RESTRICTIONS OF THE PREFERRED STOCK REPRESENTED BY THIS RECEIPT AND OF EACH CLASS OF SHARES OR SERIES THEREOF THAT THE COMPANY IS AUTHORIZED TO ISSUE WILL BE FURNISHED BY THE COMPANY, WITHOUT CHARGE, TO EACH HOLDER OF A RECEIPT UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER
IDENTIFYING NUMBER       _______________________________________________________
OF ASSIGNEE              Please print or typewrite name and address of assignee

____________________     _______________________________________________________

the within Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints _______________________________ attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated_______________________________  Signature_________________________________

                    ASSIGNMENT AND TRANSFER SIGNATURE LINES

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever. If the endorsement must be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt. All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in The City of New York.